United States
Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 7, 2007
Manhattan Associates, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Georgia	0-23999	58-2373424
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation or organization)
2300 Windy Ridge Parkway, Suite 700, Atlanta, Georgia
30339
(Address of Principal Executive Offices)
(Zip Code)
(770) 955-7070
(Registrant’s telephone number, including area code)
NONE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing in intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
     On February 7, 2007, Manhattan Associates, Inc. (the “Company”) issued a press release providing the results for its financial performance for the fourth quarter ended December 31, 2006. A copy of this press release is attached as Exhibit 99.1. Pursuant to General Instruction B.2 of Form 8-K, this exhibit is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934.
     The press release includes, as additional information regarding our operating results, our adjusted operating income, adjusted net income and adjusted earnings per share, which excludes the impact of acquisition-related costs and the amortization thereof, the recapture of previously recognized transaction tax expense, stock option expense under SFAS 123(R), and the severance, accounts receivable, and asset impairment charges recorded in the same period, all net of income tax effects. Adjusted operating income, adjusted net income and adjusted earnings per share are not in accordance with, or an alternative for, operating income, net income and earnings per share under generally accepted accounting principles in the United States (“GAAP”) and may be different from non-GAAP operating income, net income and earnings per share measures used by other companies. Non-GAAP financial measures should not be used as a substitute for, or considered superior to, measures of financial performance prepared in accordance with the GAAP.
     We believe that these adjusted (non-GAAP) results provide more meaningful information regarding those aspects of our current operating performance that can be effectively managed and consequently have developed our internal reporting, compensation and planning systems using these measures.
•	Because we sporadically engage in strategic acquisitions, we incur acquisition-related costs that consist of primarily expenses from accounting and legal due diligence incurred whether or not we ultimately proceed with the transaction. Additionally, we might assume and incur certain unusual costs, such as employee retention benefits, that result from arrangements made prior to the acquisition. These acquisition costs are practically difficult to predict and do not correlate to the expenses of our core operations. The amortization of acquisition-related intangible assets is commonly excluded from the GAAP operating income, net income and earnings per share by companies in our industry and we therefore exclude these amortization costs to provide more relevant and meaningful comparisons of our operating results with that of our competitors.

•	Because we have recognized the full potential amount of the transaction (sales) tax expense in prior periods, any recovery of that expense resulting from the expiration of the state sales tax statutes or the collection of the taxes from our customers would overstate the current period net income derived from our core operations as the recovery is not a result of anything occurring within our control during the current period.

•	Because stock option expense under SFAS 123(R) is determined in significant part by the trading price of our common stock and the volatility thereof, over which we have no direct control, the impact of such expense is not subject to effective management by us. Excluding the impact of SFAS 123(R) in adjusted operating income, adjusted net income and adjusted earnings per share is consistent with our competitors and other companies within our industry.

•	In our second quarter of 2005, we had a significant write-off of accounts receivable from a customer located in Germany resulting from a legal dispute over the implementation of our software. During the fourth quarter of 2006, we recorded settlement costs related to this matter as well as another with a domestic customer regarding the implementation of warehouse management systems. The write-off and subsequent settlements are not common occurrences due to the unusual nature of the litigation. We do not believe that these items are indicative of ongoing operating results.

•	The significant severance charge recorded in the second quarter of 2005 was the result of the combination and centralization of our European operations in an attempt to become more efficiently organized in Europe. We do not believe this is a common cost that results from normal operating activities. While for US GAAP purposes we are required to include as a part of normal operations, we believe the exclusion of this item will allow us to focus our performance assessment on our core operations.

•	Lastly, we do not believe that the asset impairment charge recorded in the third quarter of 2006 is a common cost that results from normal operating activities. The value of the investment is beyond our control and does not relate to our core operations.
     For these reasons, we have developed our internal reporting, compensation and planning systems using non-GAAP measures which adjust for these amounts.
     We believe the reporting of adjusted operating income, adjusted net income and adjusted earnings per share facilitates investors’ understanding of our historical operating trends, because it provides important supplemental measurement information in evaluating the operating results of our business as distinct from results that include items that are not indicative of ongoing operating results and thus provide the investors with useful insight into our profitability exclusive of unusual adjustments. While these adjusted items may not be considered as non-recurring in nature in a strictly accounting sense, the management regards those items as infrequent and not arising out of the ordinary course of business and finds it useful to utilize a non-GAAP measure in evaluating the performance of our underlying core business.
     We also believe that adjusted operating income, adjusted net income and adjusted earnings per share provides a basis for more relevant comparisons to other companies in the industry and enables investors to evaluate our operating performance in a manner consistent with our internal basis of measurement and also presents our investors our operating results on the same basis as that used by our management. Management refers to adjusted operating income, adjusted net income and adjusted earnings per share in making operating decisions because they provide meaningful supplemental information regarding our operational performance and our ability to invest in research and development and fund acquisitions and capital expenditures. In addition, adjusted operating income, adjusted net income and adjusted earnings per share facilitate management’s internal comparisons to our historical operating results and comparisons to competitors’ operating results. Further, we rely on adjusted operating income, adjusted net income and adjusted net income per share information as primary measures to review and assess the operating performance of our company and our management team in connection with our executive compensation and bonus plans. Since most of our employees are not directly involved with decisions surrounding acquisitions or severance related activities and other items irrelevant to our core operations, we do not believe it is appropriate and fair to have their incentive compensation affected by these items. By adjusting those items not indicative of ongoing operating results, the non-GAAP financial measure could serve as an alternative useful measure to evaluate our prospect for future performance because our investors are able to more conveniently predict the results of our operating activities on an on-going basis when excluding these less common items.
     Investors should be aware that these non-GAAP measures have inherent limitations, including their variance from certain of the financial measurement principals underlying GAAP, should not be considered as a replacement for operating income, net income and earnings per share, respectively, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For instance, we exclude the charges of the acquisition-related costs and the related amortization while we still retain the acquisition-related benefits and revenue in calculation of the non-GAAP adjusted operating income, net income and earnings per share. In addition, we exclude a portion of employee compensation, which is commonly considered integral to a company’s operational performance. This supplemental non-GAAP information should not be construed as an inference that the Company’s future results will be unaffected by similar adjustments to net earnings determined in accordance with GAAP.
Item 9.01. Financial Statements and Exhibits.
     (d)     Exhibits.
99.1	Press Release, dated February 7, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Manhattan Associates, Inc.

	By:	/s/ Dennis B. Story

Dennis B. Story Senior Vice President and Chief Financial Officer

Dated: February 7, 2007

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release, dated February 7, 2007.

5